Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the "Agreement"), is entered into as of December   5  , 2014 by and between Las Vegas Cannabis Info Center, a Nevada corporation, located at 6171 S. Las Vegas Blvd., Suite 210, Las Vegas, Nevada 89119 (referred to herein as the "Company" or "LVCIC"), and City Media, Inc., a Utah corporation with its address at 7170 E. McDonald Dr., Suite 3, Scottsdale, Arizona 85253 (referred to herein as the "Buyer").

WHEREAS:

A.
The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

B.
The Buyer desires to purchase and the Company desires to issue and sell 300,000 shares of the Company's common stock, $.001par value per share ("LVCIC Stock"), equal to 30% of the equity in the Company, upon the terms and conditions set forth in this Agreement; and

C.
As a potion of the purchase price for the Common Stock, the Company wishes to receive and Buyer desires to issue and sell 25,000 shares of Buyer's common stock, $0.001 par value per share ("CTYM Stock") upon the terms and conditions stated in this Agreement.

NOW THEREFORE, the company and the Buyer hereby agree as follows:

ARTICLE I
PURCHASE AND SALE

1.01            Purchase and Sale of Common Stock.  Buyer agrees to purchase from the Company and the Company agrees to sell to Buyer three hundred thousand (300,000) shares of the Company for an aggregate purchase price of fifty thousand dollars ($50,000) (the "Purchase Price"), payable $25,000 in cash and $25,000 in CTYM Stock at $1.00 per share.

1.02            Closing.

a)
The purchase and sale of the shares of LVCIC Stock shall take place at such date and time as shall be determined by the Buyer and the Company but in no event later than January 5, 2015 (the "Closing").

b)	At the Closing:

i)	The Company shall deliver to the Buyer a certificate (or certificates) for 300,000 shares of LVCIC Stock.

ii)	The Buyer shall deliver to Company $25,000 in immediately available funds via wire transfer pursuant to the Company's written wiring instructions.

iii)	The Buyer shall deliver irrevocable instructions to Action Stock Transfer, instructing it to issue to the Company a certificate (or certificates) totaling 25,000 shares of CTYM common stock.

iv)
At and at any time after the Closing, the parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

v)
All representations, covenants and warranties of the Buyer and Buyer contained in this Agreement shall be true and correct on and as of the closing date with the same effect as though the same had been made on and as of such date.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES
OF THE BUYER

As an inducement to, and to obtain the reliance of the Company in connection with the issuance of CTYM Stock, Buyer represents and warrants as follows:

2.01            Private Offering.    The offer, offer for sale, and sale of the shares of CTYM Stock has not been and will not be registered with the Securities and Exchange Commission (the "Commission").  The shares of CTYM Stock shall be offered for sale and sold pursuant to the exemptions from the registration requirements of Section 5 of the United States Securities Act of 1933, as amended, and as such, will be deemed "restricted securities" limiting the shares ability to be resold.

2.02            Approval of Agreement.       Buyer has full corporate power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated including the issuance of the shares of the CTYM Stock. The board of directors of the Buyer has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby including the issuance of the CTYM Stock.

2.03            Legal Right.  The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute (except federal and state securities laws, compliance with which is elsewhere provided for in particular detail), indenture, mortgage or other agreement or instrument to which the Buyer is a party or by which it is bound by any order, rule or regulation directed to such party or its affiliates by any court or governmental agency or body having jurisdiction over them; and no other consent, approval, authorization or action is required for the consummation of the transactions herein contemplated other than such as have been obtained.

2.04            Validly Issued.   The CTYM Stock, when issued, will be duly authorized, validly issued, and non-assessable.

2.05            Organization.    The Buyer has been duly organized and is now, and always during the period of the offer and sale will be, a validly existing corporation under the laws of the state of Utah lawfully qualified to conduct the business for which it was organized and which it proposes to conduct.

2.06            Capitalization.   The Buyer has an authorized capitalization of 90,000,000 shares of common stock, $0.001 par value and no preferred stock. The Buyer currently has 11,971,600 shares of common stock issued and outstanding.

2.07            Litigation and Proceedings.   There are no actions, suits, or proceedings pending or, to the knowledge of the Buyer, threatened by or against the Buyer or affecting the Buyer, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  The Buyer does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

2.08            Material Contract Defaults.    The Buyer is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of the Buyer, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which the Buyer has not taken adequate steps to prevent such a default from occurring.

ARTICLE III
REPRESENTATIONS, COVENANTS, AND WARRANTIES
OF THE COMPANY

As an inducement to, and to obtain the reliance of the Buyer in connection with its purchase of the shares of LVCIC Stock, Company represents and warrants as follows:

3.01            Private Offering.    The offer, offer for sale, and sale of the shares of LVCIC Stock have not been and will not be registered with the Securities and Exchange Commission (the "Commission").  The shares of LVCIC Stock shall be offered for sale and sold pursuant to the exemptions from the registration requirements of Section 5 of the United States Securities Act of 1933, as amended, (or such similar laws of Australia) and as such, will be deemed "restricted securities" limiting the shares ability to be resold.

3.02            Approval of Agreement.      Company has full corporate power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated including the sale and transfer of the shares of the LVCIC Stock.  The execution, delivery, and performance of this Agreement and the transactions contemplated hereby, have been duly authorized by Company.

3.03            Legal Right.  The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute (except federal and state securities laws, compliance with which is elsewhere provided for in particular detail), indenture, mortgage or other agreement or instrument to which the Company is a party or by which it is bound by any order, rule or regulation directed to such party or its affiliates by any court or governmental agency or body having jurisdiction over them; and no other consent, approval, authorization or action is required for the consummation of the transactions herein contemplated other than such as have been obtained.

3.04            Organization.    The Company has been duly organized and is now, and always during the period of the offer and sale will be, a validly existing corporation under the laws of the state of Nevada lawfully qualified to conduct the business for which it was organized and which it proposes to conduct.

3.05            Validly Issued.   The LVCIC Stock, when issued, will be duly authorized, validly issued, and non-assessable.

3.06            Capitalization.   The Company has an authorized capitalization of 1,000,000 shares of common stock, $0.001 par value and no preferred stock. The Company currently has 700,000 shares of common stock issued and outstanding.

3.07            Litigation and Proceedings.   There are no actions, suits, or proceedings pending or, to the knowledge of the Company, threatened by or against the Company or affecting the Company, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  The Company does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

3.08            Material Contract Defaults.    The Company is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of the Company, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which the Buyer has not taken adequate steps to prevent such a default from occurring.

3.09            Securities Representations.   The Company understands and agrees that the consummation of this Agreement, including the issuance of shares of CTYM Stock as contemplated hereby, constitutes the offer and sale of securities under the Securities Act.  The Company agrees that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired. The Seller understands that the shares of CTYM Stock have not been registered under the Securities Act and must be held indefinitely without any transfer, sale, or other disposition unless such shares are subsequently registered under the Securities Act or registration is not required under the Securities Act in reliance on an available exemption.  The shares of CTYM Stock to be acquired by the Company under the terms of this Agreement will be acquired for the Company's own account, for investment, and not with the present intention of resale or distribution of all or any part of the securities.  Company agrees that it will refrain from transferring or otherwise disposing of any of the shares, or any interest therein, in such manner as to violate the Securities Act or any applicable state securities law regulating the disposition thereof.  Company is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act and has adequate means for providing for its current needs and possible personal contingencies and has no need now and anticipates no need in the foreseeable future to sell the shares of CTYM Stock which Company is purchasing hereby.  Company understands that the shares of CTYM Stock being sold pursuant to this Agreement are being offered and sold in reliance on specific exemptions from the registration requirements of Federal and state securities laws and that the Buyer is relying upon the truth and accuracy of Company's representations, warranties, agreements, and understandings set forth herein to determine Company's suitability to acquire the shares of CTYM Stock.

3.10            Investment Experience. Company is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the shares of CTYM Stock.

3.11            Disclosure Information.  Company has received all the information that Company considers necessary or appropriate for deciding whether or not to purchase the shares of CTYM Stock.  Company further represents that it has had an opportunity to ask questions and receive answers from the Buyer regarding the terms and conditions of the offering of the shares of CTYM Stock.  The foregoing, however, does not limit or modify the representations and warranties of the Buyer in Article 2 of this Agreement or the right of Company to rely thereon.

3.12            Acknowledgment. Company acknowledges that an investment in the shares of CTYM Stock involves substantial risk.

3.13            Informed Decision.  The Company has had an opportunity to consult with its independent legal, tax and financial advisors, and together with such advisors, has evaluated the transactions contemplated in this Agreement and has independently determined to agree to the terms and conditions of this Agreement.  No representation is being or has been made by the Company, the Buyer or either of their respective advisors to the Company regarding the tax, financial, legal or other effects to the Company or its stockholders of the transactions contemplated in this Agreement.  The Company is familiar with and understands the business and financial condition, operations and prospects of the Buyer and Company and is sufficiently informed and sophisticated enough to make a decision regarding the transactions contemplated by this Agreement.

ARTICLE IV
SPECIAL COVENANTS

4.01            Use of Proceeds.  The Company shall use the proceeds for general working capital purposes.

4.02            Purchase and Sale of Stock.  The Buyer and Company agree and understand that the consummation of this Agreement including the purchase, sale and exchange of the shares of LVCIC Stock and CTYM Stock as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes.  The Buyer and Company agree such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired. The Buyer and Company acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

4.03            No Integration.  The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

4.04            Public Statements.  Subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), the Company and Buyer shall consult with one another, and use reasonable best efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions and in making any filing with any federal or state governmental or regulatory agency or with any securities exchange with respect thereto.

4.05            No Representation Regarding Tax Treatment.  No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation.  Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

4.06            Expenses of Sale.  The Buyer will pay all expenses incident to the performance of its obligations hereunder, including but not limited to the fees and expenses of its counsel and accountants, and the cost of qualifying the offer and sale of the shares of CTYM Stock in various jurisdictions or obtaining an exemption therefrom. The Company shall be responsible for all of its expenses including the cost associated with transfer of the CTYM Shares and its attorney's fees.

ARTICLE V
MISCELLANEOUS

5.01            Attorney's Fees.  In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

5.02            Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter hereof.  All previous agreements between the parties, whether written or oral, have been merged into this Agreement.  This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof.  There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

5.03            Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the closing and the consummation of the transactions herein contemplated for a period of six months from the closing, unless otherwise provided herein.

5.04            Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

5.05            Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the closing, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

5.06            Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the Buyer and Company and their successors.  Nothing expressed in this Agreement is intended to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under this Agreement.

5.07            Severability.  Every provision of this Agreement is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder hereof.

5.08            Captions.  The captions or headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provisions hereof.

5.09            Applicable Law.  The Buyer and Company hereby agree this Agreement shall be governed by and construed and enforced under and in accordance with the laws of the State of Nevada and all subject matter and in persona jurisdiction shall be the state courts of Nevada and as such the Buyer and Company irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Nevada and of the United States of America located in Nevada for any actions, suits or proceedings arising out of or relating to this Agreement and the Buyer and Company agree not to commence any action, suite or proceedings relating thereto except in such courts.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

BUYER: City Media, Inc. a Utah corporation		COMPANY: Las Vegas Cannabis Info Center a Nevada corporation

By:	ERIC MILLER	By:	HAL J. LEWIS

Name:	Eric Miller, President	Name:	Hal J. Lewis

Its:	1/5/15	Its: